EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                   Three Months Ended
                         March 31                             March 31
                  2001              2000               2001              2000
              ------------      ------------       ------------      ------------
JAN              1,445,429         1,432,797          1,445,429         1,432,797
FEB              1,448,400         1,435,016          1,448,400         1,435,016
MAR              1,448,400         1,435,016          1,448,400         1,435,016
APR                    ---               ---                ---               ---
MAY                    ---               ---                ---               ---
JUN                    ---               ---                ---               ---
JUL                    ---               ---                ---               ---
AUG                    ---               ---                ---               ---
SEP                    ---               ---                ---               ---
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,342,229         4,302,829          4,342,229         4,302,829
                         3                 3                  3                 3
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,447,410         1,434,276          1,447,410         1,434,276
------------  ------------      ------------       ------------      ------------
Net Income    $    554,861      $    488,638      $     554,861      $    488,638
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.38      $       0.34      $        0.38      $       0.34
------------  ------------      ------------       ------------      ------------

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